Exhibit 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Anaren, Inc.:

We consent to the incorporation by reference in the Registration Statements (No. 33-36761, No. 333-03193, No. 333-70397, No. 333-70427, No. 333-50390, and No.
333-50392) on Form S-8 and Registration Statement (No. 333-70422) on Form S-3 of Anaren, Inc. of our reports dated August 31, 2005, with respect to the consolidated balance sheets of Anaren, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended June 30, 2005, management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 and the effectiveness of internal control over financial reporting as of June 30, 2005, which reports appear in the June 30, 2005 annual report on Form 10-K of Anaren, Inc.

                                                          /s/ KPMG LLP

Syracuse, New York
September 9, 2005


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